Pre-Effective Amendment 1
As filed with the Securities and Exchange Commission on February 18, 1997.
                         REGISTRATION NO. 333-16031


            U.S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON D.C. 20549
                            FORM SB-2
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  LITIGATION ECONOMICS, INC.
          (Name of Small Business Issuer in its Charter)

   Nevada                                7392                  86-0793960
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

  227 South Ninth Avenue, Pocatello, Idaho 83201,  (208) 233-8001
  (Address and Telephone Number of Registrant's Principal Place of
                          Business)

  Cornelius A. Hofman II, 227 South Ninth Avenue Pocatello, Idaho 83201,
                        (208) 233-8001
  (Name, Address and Telephone Number of Agent for Service)

                          Copies to:
  Cletha A. Walstrand, Esq., Poulton & Yordan, 4 Triad Center, Suite 500-A
       Salt Lake City, Utah  84180      (801) 355-1341

  Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ----


  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ----



  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
  Act of 1933 check the following box.   XX
                                        ----


  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ----

               CALCULATION OF REGISTRATION FEE

Title of each       Dollar       Proposed Maximum Proposed Minimum   Amount of
Class of Securities Amount to  Offering Price  Aggregate Offering Registration
to be Registered    be Registered Per Unit         Price             Fee
-------------       ------------   -------------   --------------    -----------
Common               $100,000        $1.00            $50,000          $100


  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                Litigation Economics, Inc.
                    CROSS-REFERENCE SHEET
                   Pursuant to Rule 404(a)


     Item Number and Heading                   Heading in Prospectus

  1. Front of the Registration Statement and Outside
     Front Cover Page of Prospectus . . . . . .Facing pages; Front Cover Page

  2. Inside Front and Outside Back Cover Pages of
     Prospectus . . . . . . . . . .. . . . .Inside Front and Outside Back Cover
                                                Pages of Prospectus

  3. Summary Information and Risk Factors .    Prospectus Summary; Risk Factors

  4. Use of Proceeds . . . . .. . . . . . . Prospectus Summary; Use of Proceeds;
                                               Description of Business;

  5. Determination of Offering Price . . . . . Cover Page; Prospectus Summary;
                                               Risk Factors; Determination of
                                               Offering Price

  6. Dilution . . . . . . . . . . . . . . . . .Dilution; Comparative Data

  7. Selling Security Holders . . . . . . . . .Not applicable

  8. Plan of Distribution . . .  . . . .  Front Cover Page; Plan of Distribution

  9. Legal Proceedings . . . . . . . . . . . . Legal Matters

  10.Directors, Executive Officers, Promoters and
     Control Persons . . . . . . . . . . . . . Directors, Executive Officers,
                                               Promoters and Control Persons

  11.Security Ownership of Certain Beneficial
     Owners and Management . . . . . . . .     Security Ownership of Certain
                                               Beneficial Owners and Management

  12.Description of the Securities . . .  . .  Description of Securities

  13.Interest of Named Experts and Counsel .   Not Applicable

  14.Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities .   .   ..   .         .  Disclosure of Commission Position on
                                              Indemnification for Securities Act
                                              Liabilities

  15.Organization Within Last Five Years .  Organization Within Last five years

  16.Description of Business . . . . . .  .   Description of Business

  17.Management's Discussion and Analysis
     or Plan Of Operation . . . . . . . . . . Plan of Operations

  18.Description of Property . . . . . . . .  Description of Property

  19.Certain Relationships and Related
      Transactions          .   .   .         Not Applicable

  20.Market for Common Equity and Related
     Stockholder Matters . . . . . . . . . .  Front Cover Page; Risk Factors;
                                              Shares Eligible for Future Sale

  21.Executive Compensation . . . . . . . . . Executive Compensation

  22.Financial Statements . . . . . . . . . . Financial Statements

  23.Changes In and Disagreements with Accountants on Accounting and Financial Disclosure . Not applicable

           50,000 Minimum / 100,000 Maximum Shares
                  Litigation Economics, Inc.
                         Common Stock

     Litigation Economics, Inc. (the "Company") is offering 50,000
  Minimum and 100,000 Maximum shares of its $.001 par value common stock, (the "Common Stock" or the "Shares") to the public at a price of $1.00 per Share.

     Prior to this offering, there has been no public market for the Shares of Common Stock, and there can be no assurance that a market will develop upon completion of this offering or, if a market should develop, that it will continue. The initial public offering price has been arbitrarily determined by the Company and bears no necessary relationship to assets, shareholders equity or any other recognized criteria of value.


  THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. INVESTORS SHOULD EXPECT IMMEDIATE SUBSTANTIAL DILUTION. (SEE "THE COMPANY - DILUTION") EVEN IF THE COMPANY SUCCEEDS IN RAISING THE MAXIMUM AMOUNT IN THE OFFERING, THE AMOUNT OF CAPITAL AVAILABLE TO THE COMPANY WILL BE EXTREMELY LIMITED AND MAY NOT BE SUFFICIENT TO ENABLE THE COMPANY TO FULLY COMMENCE ITS PROPOSED
  BUSINESS OPERATIONS WITHOUT ADDITIONAL FUND RAISING.   (SEE "RISK
  FACTORS," PAGE 5) THE SECURITIES OFFERED HEREIN SHOULD NOT BE PURCHASED BY ANY INVESTOR WHO CANNOT AFFORD TO SUSTAIN THE TOTAL LOSS OF THEIR INVESTMENT.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AGENCY NOR HAS THE COMMISSION OR ANY AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Price to       Underwriting Discounts   Proceeds to
                    Public(1)(3)    and Commissions(1)(3)   Company(2)(3)
                    -----------    --------------------     ------------
 Per Share           $1.00               $.00                $1.00

 Total Minimum       $50,000             $.00                $50,000

 Total Maximum       $100,000            $.00                $100,000


  (1) The offering will be managed by the Company and the Shares will be offered and sold by officers of the Company, without any discounts or other commissions. See "Plan of Distribution."

  (2) Proceeds to the Company are shown before deducting offering expenses payable by the Company estimated at $20,000, including legal and accounting fees and printing costs.

  (3) The offering is being conducted by the Company on a "best efforts" basis. If the Company is unable to sell at least the Minimum Offering, all of the funds received by the Company will be returned to the investors. Proceeds will be deposited no later than noon of the next business day after receipt into an escrow account number 1882 with Mr. Ron Bitton, Professional Escrow Services, P. O. Box 2466, 920 Deon Drive, Suite B, Pocatello, Idaho 83206, pending receipt of subscriptions totalling $50,000 (the minimum offering). If subscriptions for all 50,000 Shares of the Minimum Offering have not been received within 120 days from the effective date as set forth below, the Offering will terminate (unless extended by the Company for up to 30 additional days) and all proceeds will be promptly refunded to subscribers without interest thereon or deduction therefrom. Subscribers will have no right to return or use of their funds during the offering period, which may last up to 150 days.

     The Shares are being offered by the Company subject to prior sale, receipt and acceptance by the Company, approval of certain matters by counsel, and certain other conditions. The Company reserves the right to withdraw or cancel such offer and reject any order, in whole or in part.

     The date of this Prospectus is February ____, 1997.

                  AVAILABLE INFORMATION

     The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities
  Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

     The Company will not file a Form 8-A or other Registration
  Statement under the Securities Exchange Act and will only be subject to
  Section 15(d) following the effective date, therefore the proxy rules, short-swing profits regulations, beneficial ownership reporting regulations and the bulk of the tender offer regulations will not be applicable to the Company.

     The Company intends to furnish its stockholders with annual reports containing consolidated financial statements audited and reported upon by its independent accounting firm and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     The Company is an electronic filer. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The Commission's Web site address is (http:/www.sec.gov).

     As of the date of this Prospectus, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,

  Washington, D.C. 20549, and at the following regional offices of the
  Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; Chicago

  Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing Litigation Economics, Inc., 227 South Ninth Avenue, Pocatello, Idaho 83201.

  UNTIL (90 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES COMMISSION OR OTHER STATE REGULATORY AUTHORITY, AND NO SUCH REGULATORY AUTHORITY HAS PASSED UPON THE TERMS OF THIS OFFERING OR APPROVED THE MERITS THEREOF. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING IN EVALUATING THE MERITS AND RISKS OF THE OFFERING AND MAKING AN INVESTMENT DECISION.

  THIS PROSPECTUS SHOULD BE READ IN ITS ENTIRETY BY ANY PROSPECTIVE INVESTOR PRIOR TO HIS OR HER INVESTMENT.

                     PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety, and particularly the information set forth in "RISK FACTORS."


                         The Company

  Litigation Economics, Inc. (the "Company") through its wholly owned subsidiary, G.E.C., Inc., ("GEC") intends to engage in the business of marketing and providing economic damage consulting services to attorneys involved in litigation and to engage in and perform any and all activities customary in connection therewith throughout the United States. The Company intends to provide economic, financial, statistical, and other types of analysis and services necessary to litigation involving disputes regarding economic damages. The Company intends to use the proceeds of this Offering to market and advertise the Company's services, buy computer equipment and other assets and lease properties so that the Company can begin marketing and providing services by early 1997.

     To date, the Company has not received any revenues from its intended operations nor has the Company otherwise engaged in any business. Further, the Company does not currently have any customers for its services.

                         The Offering

  Securities Offered:    Minimum of 50,000 Shares, Maximum of 100,000
                           Shares of Common Stock, $.001 par value ("Common Stock") of the Company. See "Description of Securities".

  Offering Price:   $1.00 per Share

  Plan of Distribution:  The offering will be managed by the Company and the Shares will be offered and sold by officers of the Company, without any discounts or other commissions. Offering proceeds will be placed in escrow pending completion or termination of the offering. The offering will terminate 120 days from the date hereof (or 150 days if extended by the Company for an additional 30 days), and funds held in escrow will be promptly returned to subscribers, unless the offering minimum is completed on or before that date upon receipt of subscriptions for the minimum offering amount. See "Plan of Distribution."

  Escrow Agent:     Mr. Ron Bitton, Professional Escrow Services, P. O.
                      Box 2466, 920 Deon Drive, Suite B, Pocatello, Idaho 83206 will serve as escrow agent for receipt of the proceeds from this offering.

  Use of Proceeds:  Management intends to use the net proceeds from this offering primarily for the purposes of acquiring supplies and equipment, marketing and advertising the Company's services, covering the initial operating expenses and providing the Company with working capital.

  Transfer Agent:   Interwest Transfer Company, Inc., 1981 East
                    Murray-Holladay Road, Salt Lake City, Utah 84117,
                    Telephone (801) 272-9294, has agreed to serve as transfer agent upon completion of this offering.

  Securities
  Outstanding:      The Company presently has 1,500,000 shares
                      of Common Stock issued and outstanding.
                      Upon completion of this offering, at least
                      1,550,000 shares will be issued and
                      outstanding if the minimum offering is
                      achieved and 1,600,000 shares will be
                      issued and outstanding if the maximum
                      offering is achieved.  In addition, the
                      Company has adopted a Stock Option Plan
                      pursuant to which up to 500,000 shares of Common Stock may be issued upon the exercise of options which the Board of Directors has the authority to grant to officers, directors and employees. See "1996 Stock Option Plan." The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval. The Board of Directors has not designated any series or issued any shares of preferred stock. The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences over the Common Stock offered hereby.

  Risk Factors:          The Company is a start up company with no
                           operating history; consequently, an investment in the Company is highly speculative. Investors will suffer substantial dilution in the book value per share of the Common Stock compared to the purchase price. In seeking to implement its proposed business, the Company could incur substantial losses during the development stage, and require additional funding for which it has no commitments. Management has other interest which may conflict with the interests of the Company. Until such time, if ever, that the Company generates sufficient revenue to pay management salaries, members of management will not be employed full time and will only devote a minimal amount of time to the affairs of the Company. No person should invest in the Company who cannot afford to risk loss of the entire investment. See "Risk Factors."

  Summary Selected
  Financial Data:   The Company is a development stage company and has no
                      revenues or earnings from operations.  As of August
                      31, 1996:

               Total Assets                            $ 5,492
               Total Liabilities                       $ 2,188
               Shareholder Equity                      $ 3,304
               Net Tangible Book Value                 $ 3,304
               Net Tangible Book Value per Share       $ 0.022

                         RISK FACTORS

     An investment in the securities offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth elsewhere in this Prospectus, including the Consolidated Financial Statements and Notes, prior to making an investment in the Company.

  Risks Inherent in a New Start Up Company

     1.   No Operating History/Doubts as to Going Concern.   The
  Company will not commence operations until the proceeds of this Offering are available, therefore, the Company has no operating history. Businesses which are starting up or in their initial stages of development present substantial business and financial risks and may suffer significant losses from which they can not recover. The Company will face all of the challenges of a new business enterprise, including but not limited to, locating suitable office space, engaging the services of qualified support personnel and consultants, establishing budgets, implementing appropriate financial controls and internal operating policies and procedures. However, the Company does not have significant cash and has not had significant operations since the inception of its development stage. As noted in the Independent accountants opinion, there is substantial doubt about the Company's ability to continue as a going concern without the realization of additional adequate financing.

     2. Limited Capital/Need for Additional Capital. The Company presently has no significant operating capital and is totally dependent upon receipt of the proceeds of the Offering, to continue production and marketing of its product. Start-up costs include purchase of capital equipment such as computers, office equipment, office leasing, supplies and travel. If the minimum offering is raised, the Company will recognize a net amount of $30,000. The Company believes this amount will enable it to initiate operations and conduct business in three locations for a period of twelve months. If only the minimum is raised, the Company will reduce expenses by limiting its advertising and marketing costs. Following in depth research, the Company believes it can obtain the necessary computing equipment and office equipment for approximately $7,500 and lease office space in three locations for one year at a cost of approximately $10,000. Working capital of $5,000 should be sufficient to cover operating costs of the three offices for a period of one year. The Company plans on expending $7,500 for marketing
  and advertising the Company's services.   Should the Company raise the
  maximum offering, it will recognize a net amount of $80,000. This would enable the Company to operate from six locations for a period of one year at an estimated cost of $20,000 for rents and allow the Company to expend an additional $20,000 for capital equipment and supplies. The Company would also increase its marketing and advertising efforts and has estimated $25,000. Finally, operating expenses and working capital for six locations would increase to $15,000. Upon completion of the Offering, even if the entire Offering amount is raised, the amount of capital available to the Company will be extremely limited, and may not be sufficient to enable the Company to fully commence its proposed business operations without additional fund raising. The Company has no commitments for additional cash funding beyond the proceeds expected to be received from this Offering.
                                 -6-


     3.   Dependence on the Efforts of Management.   The success of
  the Company will depend in large measure on the efforts and assistance of its management. The officers and directors have experience in financial analysis and economics which will be important to the Company's success. However, as compared to many other public companies, the Company lacks a depth of managerial and technical personnel. Accordingly, there is a greater likelihood that the loss of their services would impair the ability of the Company to effectively carry out its operations. The Company has no plans to obtain Key Man insurance for any of its officers and directors. In view of the fact that the Company's proprietary product is already fully developed and operational, Key Man insurance is not required. The Company's focus is on providing services utilizing its proprietary product. It is the belief of the Company that an experienced service provider would be able to carry on the Company's business should any of the current officers or directors resign or terminate their relationship with the Company. Further, all but one of the directors will maintain part to full time employment outside the Company and may not be able to devote sufficient attention to the Company to ensure its success until earnings justify additional time be devoted to the Company. Such outside employment may also create conflicts of interest. There is no assurance such conflicts could be resolved favorably for the Company, however, Nevada corporate law requires all officers and directors of the Company to act according to their fiduciary duties to the stockholders.

     4. Payment of Dividends. The Company has not paid dividends on its common stock and does not anticipate paying dividends on its common stock in the foreseeable future. There is no assurance that the Company's operation will generate net profits from which to pay cash dividends. Investors who anticipate the need of immediate income from an investment should not purchase the shares being offered hereby.

     5.   Limited Liability of Officers and Directors.  The Nevada
  Revised Statutes provides that the Company shall provide indemnification of officers and directors and certain employees under certain circumstances and payment of expenses outlined in the statute. The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the fullest extent allowable under the statute.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  Risks Related to the Nature of the Proposed Business

     6. Uncertain Market Acceptance. The Company's proposed business is based on the Company's belief of the need for a cost effective, accurate method of determining the economic damages of an injured party during the pre-trial settlement phase of litigation. Currently, attorneys involved in litigation practice typically use their own economic analysis of damages during the pre-trial settlement phase of litigation and resort to hiring economists, statisticians and other financial experts when it becomes apparent settlement cannot be reached. Based on the cost of hiring outside experts, the Company believes its business may be a solution for litigation attorneys. There is no assurance of market acceptance of this concept, and the Company's business will be subject to all the risks associated with introducing a new marketing concept. The Company has undertaken no independent market study to determine the feasibility of this concept.

     7.   Competition.  The Company will operate in a highly
  competitive environment. Competition ranges from a large number of sole practitioners to a variety of large, national consulting firms. Many of the Company's competitors are larger and have significantly greater financial resources, operating experiences, management experience, and other capabilities than the Company. The Company's major competition is attorneys who presently perform economic damage analyses themselves for
  settlement.   The Company also faces competition from consulting firms
  who offer economic damage analyses for litigation attorneys.

     8.   Reliance on Short Term Terminable Leases for Office Space.
  The Company intends to lease office space. So as not to incur excessive long term liabilities, the Company intends to lease space on a short term, terminable basis. These leases may be terminable as frequently as each month. The Company has no assurance that it will be able to negotiate leases on these terms. Further, if the Company is able to negotiate short term terminable leases, it is foreseeable that these leases would be terminated by the lessors as soon as the lessor found someone willing to lease the property on a longer term basis. Should this be the case, the Company will likely incur significant expense in searching for and configuring new office space to meet its needs. Also, the Company could incur significant inconvenience, loss of time and income, disruption of marketing and customer service as well as loss of customer confidence if it is required to change office space on a frequent basis.

     9. Proprietary Information. PreValTM is a proprietary computer aided damage analysis system designed by Cornelius A. Hofman, II and used exclusively by the Company. The Company anticipates registering the trademark PreValTM under federal trademark law. However, until such registration is complete, the Company will take appropriate internal and external safeguards to ensure proprietary information is adequately protected, nevertheless, there are no guarantees information will not leak out. The Company does not intend to copyright the PreValTM system as it does not intend to market the system but instead will market services using the system in-house. By keeping the PreValTM system in-house, the Company will be better able to protects its proprietary system. However, by not obtaining a copyright on the system, there are no barriers to others substantially copying or using the PreValTM system.

     10. Potential for Indirect Government Regulation. Over the last decade, state and federal legislatures have begun imposing legal limitations on the recovery of certain types of non-economic damages, this tort reform trend has picked up steam over the last several years. To date, the changes to the legal system proposed as a part of the tort reform movement have been limited to the recovery of nonpecuniary damages (those not capable of monetary calculation). While the Company's services do not fall under the limitations of the current tort reform movement, there is no guarantee that the legislative structure of tort reform will not change. If legislation were passed placing caps on pecuniary damages, such legislation may materially adversely affect the Company.

     11. Potential for Conflict of Interest with General Economic Consulting, Inc. General Economic Consulting, Inc. provides consulting services similar to the Company's. The Company intends to subcontract some consulting work to General Economic Consulting. The Company does not intend to subcontract any PreValTM work to General Economic Consulting or to any other company. PreValTM is a computer aided service developed by one of the officers of the Company and was created for analyzing economic damages. The PreValTM service will only be offered by the Company and will not be subcontracted to General Economic Consulting, Inc. One of the Company's directors is also a director of General Economic Consulting. It is contemplated that the Company may enter into non-arms length transactions with members of the Company's management, members of General Economic Consulting's management, and the management of other potential subcontractors, including but not limited to, the leasing or use of facilities and the possible purchase of various assets. Management intends that such transactions be entered into on a fair and reasonable basis to the Company; however, due to the non-arms length nature of such transactions there is no assurance of this. Nevada law requires all officers and directors of the Company to act according to their fiduciary duties to the shareholders.

  Risks Related to the Offering

     12. Best Efforts Offering/No Firm Commitment. The Shares are offered by the Company on a "best efforts" basis. There is no underwriter and no firm commitment from anyone to purchase all or any of the Shares offered. No assurance can be given that all of the Shares will be sold. If the Company is unable to sell at least the Minimum Offering, all of the funds received by the Company will have to be returned to the investors and the Company will have no funds available for operations.

     13. Uncertain Public Market for Shares/Shares not Listed on Any Exchange or NASDAQ. At present, the Company's shares are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. The Company will not list the securities on any exchange or NASDAQ because it will not be able to meet the financial criteria for any such listing. Therefore, any investment in the shares will be very non-liquid. However, the Company does intend to apply for listing on the Over-the-Counter Bulletin Board (OTCBB). A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so.
  Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept the Company's common stock as collateral for a loan.

     14. Arbitrary Offering Price. The offering price of the shares was arbitrarily determined by the Company. There is no relationship between the offering price of the shares and the Company's assets, earnings, book value, net worth or other economic or recognized criteria or future value of the Company's shares.

     15. Volatility of Stock Price. If a public market develops for the Shares, many factors will influence the market prices. The Shares will be subject to significant fluctuation in response to variations in operating results of the Company, investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the Company's activities, future financial condition and management.

     16.  Uncertain Sufficiency of Funds.  The Company believes that the net proceeds from the sale of the Shares offered hereby (assuming that all Shares offered hereby are sold) will provide the Company with sufficient capital to fund the initial marketing and operating costs of
  the Company.   If the minimum offering is raised, the Company believes
  it will have sufficient resources to commence and continue limited operations for twelve months. With proceeds from a minimum raise, the Company will limit its initial operations to three offices rather than the six offices anticipated should the maximum offering be raised. Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate revenues from the sale of its services.

     17.  Broad Discretion as to Use of Proceeds. The Company's
  Management shall have wide discretion as to the exact allocation and priority and timing of the allocation of funds raised from the Offering. The allocation of the Proceeds of the Offering may vary significantly depending upon numerous factors, including the success that the Company has marketing its services. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of the Offering. Investors purchasing the shares of the Common Stock offered hereby will be entrusting their funds to the Company's management, upon whose judgement the Subscribers must depend. See "Use of Proceeds."

     18. Continuation of Management Control. The Company's present officers, directors and principal shareholders own a majority of the Company's outstanding common stock and they may purchase shares in the Offering. However, even if the officers, directors and principal shareholders do not purchase any of the securities offered hereby, such persons will still own a majority of the outstanding voting stock. Therefore, the Company's present management and principal stockholders will continue to be able to elect all the directors and otherwise absolutely control the Company and investors in the Offering will have no ability to remove, control or direct such management. See "Principal Stockholders."

     19.  Applicability of Low Priced Stock Risk Disclosure
  Requirements. The securities of the Company will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

     20. Limited Reporting Requirements. Because the Company is only subject to Section 15(d) of the Securities Exchange Act, it will not be subject to the proxy rules, short-swing profits regulations, beneficial ownership report regulations and the bulk of the tender offer regulations. Therefore, the Company may only be required to file periodic reports for a limited period of time. The Company does intend to provide its shareholders with annual reports containing audited financial statements from their independent accountants and other periodic reports as the Company feels necessary. However, in view of the fact that the Company may have limited reporting requirements, the investor will have less information available with which to assess the status of the Company.

     21. Benefits to Present Stockholders/Disproportionate Risks. Collectively the existing shareholders own 1,500,000 shares of the Company's presently outstanding Common Stock, for which they paid $6,000 cash. If the minimum number of Shares offered hereby are sold, upon completion of the Offering present stockholders will own 97% of the then outstanding Common Stock, and investors in the Offering will own the
  other 3%, for which they will have paid $50,000 cash.   If the maximum
  number of Shares offered hereby are sold, upon completion of the Offering present stockholders will own 94% of the then outstanding Common Stock, and investors in the Offering will own the other 7%, for which they will have paid $100,000 cash. Thus, investors in the Offering will contribute to the capital of the Company a disproportionately greater percentage than the ownership they receive. Present stockholders will benefit from a greater share of the Company if successful, while investors in the Offering risk a greater loss of cash invested if the Company is not successful. See "Comparative Data."

     22. Dilution. Investors who purchase the shares will experience immediate dilution in the book value of the common stock which they acquire. The present shareholders of the Company acquired their common stock at an average cost of $0.004 per share, substantially less than the $1.00 per Share to be paid by investors in this Offering. Dilution may also occur if the Company issues additional shares at a price lower than the offering price stated herein. A substantial portion of the 50,000,000 authorized shares of common stock of the Company will remain unissued if all shares offered hereby are sold. The Board of Directors has, however, the power to issue such shares without shareholder approval. Following the Offering, any additional issuances of shares by the Company from its authorized but unissued shares would have the effect of further diluting the book value of shares and the percentage ownership interest of investors in this Offering.

     23.  Potential Issuance of Additional Common and Preferred Stock.
  The Company is authorized to issue up to 50,000,000 shares of Common Stock, of which no more than 1,600,000 shares will be issued and outstanding upon completion of the Offering. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of Common Stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional Common Stock in the future will reduce the proportionate ownership and voting power of the Common Stock offered hereby. The Company is also authorized to issue up to 5,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by the Board of Directors. To the extent of such authorization, such designations may be made without shareholder approval. The Board of Directors has not designated any series or issued any shares of preferred stock. The designation and issuance of series of preferred stock in the future would create additional securities which would have dividend and liquidation preferences over the Common Stock offered hereby. See "Description of Securities."

     24. Shares Eligible for Future Sale. Of the 1,500,000 Common Shares presently outstanding, 500,000 Shares were acquired by David N. Nemelka in a private placement. Also, 1,000,000 Common Shares were acquired by Cornelius A. Hofman II and Stacey A. Hofman pursuant to an Agreement and Share of Plan Exchange, in which Mr. and Mrs. Hofman exchanged all of the issued and outstanding shares of G.E.C., Inc. These shares are subject to any of the resale limitations imposed by Rule 144. While these shares are not being offered for sale presently, they may at some time in the future be sold, pursuant to Rule 144, into any public market that may develop for the Common Stock. Future sales by current shareholders could depress the market prices of the Common Stock in any such market.

     25. Cumulative Voting and Pre-emptive Rights. There are no pre-emptive rights in connection with the Company's common stock. Cumulative voting in the election of directors is not permitted. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors. Even if all the Shares are sold the current shareholders will own a majority interest in the Company. Accordingly, the present shareholders will continue to elect all of the Company's directors and generally control the affairs of the Company. (See "Description of Securities.")



                       USE OF PROCEEDS

     The following table sets forth management's present estimate of the allocation of net proceeds expected to be received from this offering. Actual expenditures may vary from these estimates. Pending such uses, the Company will invest the net proceeds in investment-grade, short-term, interest bearing securities.
                              If Minimum          If Maximum
                              Amount Sold         Amount Sold

  Total Proceeds                   $50,000        $100,000

  Less:
     Offering Expenses               17,000           17,000
     Filing Fees                      3,000            3,000

  Net Proceeds from Offering Available  $30,000          $80,000

  Use of Net Proceeds
     Acquisition of Supplies       $7,500             $20,000
        and Equipment (1)
     Marketing and Advertising (2)  7,500              25,000
     Initial Operating Expenses     5,000              15,000
        and Working Capital (3)
     Office Rents for 12 Months
          3 offices                 10,000
          6 offices                                    20,000
     Total Use of Net Proceeds     $30,000            $80,000



               DETERMINATION OF OFFERING PRICE

   The offering price of the shares was arbitrarily determined by the Company. There is no relationship between the offering price of the shares and the Company's assets, earnings, book value, net worth or other economic or recognized criteria or future value of the Company's shares.



                           DILUTION

   As of the date of this Offering, the Company has 1,500,000 common shares issued and outstanding and a net tangible book value of $3,304 or $ .0022 per share.

   The proceeds from the sale of shares will vary depending on the total number of shares sold.

   Assuming only a minimum of 50,000 shares offered are sold there would be a total of 1,550,000 common shares issued and outstanding. If only the minimum of 50,000 shares are sold, the net proceeds to the Company after deducting offering costs of $20,000 would be $30,000. Adding the net proceeds to the net tangible book value, the total net tangible book value of the Company would be $33,304. Dividing the net worth of the Company by the number of shares outstanding discloses a per share book value of approximately $ .021 per share. Therefore, the shareholders who purchased pursuant to the Offering will suffer an immediate dilution in the book value of their shares of approximately $ .98 or approximately 98% and the present shareholders will receive an immediate book value increase of approximately $ .019 per share.
-----------------------------------
(1) This is the approximate amount of net proceeds of the Offering which the Company estimates will be used to purchase the equipment and supplies necessary to operate the Company.

(2) This represents the amount the company estimates it will expend producing marketing literature, contacting potential clients, including the placement of advertising materials in direct mail.

(3) The Company intends to use a significant portion of the net proceeds to cover operating expenses and provide working capital during the initial development phase of operations. The Company Believes this amount is sufficient to provide the operating capital necessary to operate the business for the first twelve months.

   If all 100,000 common shares offered hereunder are sold, there would be a total of 1,600,000 common shares issued and outstanding. If the maximum 100,000 shares are sold the net proceeds to the Company after deducting the offering costs of $20,000 will be $80,000. Adding the net offering proceeds to the net tangible book value of the Company would be $83,304. Dividing the total book value of the Company by the number of shares outstanding discloses a per share book value of approximately $ .052. Therefore, the shareholders who purchased pursuant to the Offering will suffer an immediate dilution in the book value of their shares of approximately $.95 or approximately 95% and the present shareholders will receive and immediate book value increase of $ .050 per share.

   "Dilution" means the difference between the price of the Shares purchased by purchasers in the offering from the pro forma net tangible per share after giving effect to the offering.

   "Net tangible book value" is obtained by subtracting the total liabilities from the total tangible assets (total assets less intangible assets and offering expenses). Net tangible book value per share is determined by dividing the number of shares outstanding into the net tangible book value of shares immediately after the offering.



                       COMPARATIVE DATA

  The following chart illustrates the
  pro forma proportionate
  ownership in the Company, upon completion of the Offering, of present stockholders and of investors in the Offering, compared to the relative amounts paid and contributed to capital of the Company by present stockholders and by investors in this Offering, assuming no changes in net tangible book value other than those resulting from the Offering.

                      Shares Owned   Percent  Cash Paid  Percent  Average
                                                                Price/share
                                     (4) (5)
  Present Shareholders  1,500,000    97%/94%   $6,000    11%/6%    $0.004
  New Investors            50,000      3 %     $50,000    89%      $1.00
  (Minimum)
  New Investors           100,000      6%      $100,000   94%      $1.00
  (Maximum)


                     PLAN OF DISTRIBUTION

   The Offering will not be sold through selling agents.  The officers and directors of the Company will sell the Common Shares offered hereunder on a "best efforts" basis.
  ------------------------------------------
(4) If the Minimum Offering is sold.
(5) If the Maximum Offering is sold.

                      LEGAL PROCEEDINGS

   To the knowledge of the officers and directors of the Company, neither the Company nor any of its officers or directors is a party to any material legal proceeding or litigation and such persons know of no material legal proceeding or litigation contemplated or threatened. There are no judgments against the Company or its officers or directors. None of the officers or directors has been convicted of a felony or misdemeanor relating to securities or performance in corporate office.


        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
                       CONTROL PERSONS

   The following table sets forth the directors, executive officers promoters and control persons of the Company, their ages, and all offices and positions held within the Company. Directors are elected for a period of one year and thereafter serve until their successor is duly elected by the stockholders and qualified. Officers and other employees serve at the will of the Board of Directors.




  Name of Director     Age    Term Served as      Positions with the Company
                              Director/Officer



  Cornelius A. Hofman II   29        ---           Chief Executive Officer,
                                                   President & Chairman


  Edward B. Schow          29         ---          Vice-president & Director


  Stacey A. Hofman         27         ---     Secretary/Treasurer & Director


  Cornelius A. Hofman      64         ---           Director


     The above four individuals will serve as officers and/or directors of the Company. Cornelius Hofman II and Stacey Hofman are husband and wife, and Cornelius Hofman and Cornelius Hofman II are father and son. A brief description of their positions, proposed duties and their background and business experience follows:

     Cornelius A. Hofman II will serve, on a part-time basis of approximately 20 hours per week, as CEO, President, and Chairman of the Board of Directors of the Company. As such, his duties will include primary responsibility for the financing, marketing, computer systems, leasing, and general management of the Company. He has experience working for General Economic Consulting, Inc., an economic consulting company providing economic valuation services to governments, businesses, and attorneys. Since June 1995, he has been working as an economist for General Economic Consulting, Inc. From 1993 to 1995 he was an Economic Consultant and Manager at Crowe Chizek & Company in South Bend, Indiana From 1992 to 1994 he attended the Graduate School of Business at the University of Chicago where he earned a MBA in Economics. Mr. Hofman received a B.A. in Asian Studies from Cornell University and an M.A. in Japanese Studies from the University of Pennsylvania. After graduating from Cornell and while attending the University of Pennsylvania and the University of Chicago, during 1991 through 1993, Mr. Hofman worked as a Analyst on a full-time and part-time basis for General Economic Consulting, Inc.

     Edward B. Schow will serve as Vice-President and a Director of the Company on a full-time basis of at least 40 hours per week. As such, his duties will include marketing, creating and maintaining client and potential client databases, managing the production of the Company newsletter, coordinating and managing the subcontracting of consulting engagements, performing research and analysis on economic consulting projects, and working with subcontractors to maintain top quality service. Since June 1994, Mr. Schow has been working at First Security Bank were he currently serves as a Manager. From September 1993 to June 1994, he worked at Fidelity Investments. As a student, Mr. Schow worked part-time as an inventory assistant for the Idaho State University physical facilities from 1988 through 1993. Mr. Schow received his bachelor's degree in Finance from Idaho State University.

     Stacey A. Hofman will serve, on a part-time basis of approximately
  10 hours per week, as Secretary/Treasurer and a Director of the Company. As such her duties will include handling receipts and deposits and managing the books. Mrs. Hofman attended Brigham Young University from 1987 to 1989. She worked as a dental assistant in New York from 1989 to 1991. For the past year, Mrs. Hofman has performed various book keeping and administrative functions for General Economics Consulting, Inc.

     Cornelius A. Hofman will serve as a Director of the Company. As such his duties will include providing consulting advice to the Company's management and other employees. Mr. Hofman is currently Chairman of the Department of Economics at Idaho State University. He received his Ph.D. in Economics from the University of Utah and since 1960 he has been teaching economics at the university level. In 1970, he founded General Economic Consulting, Inc., and has served as the President and CEO from inception to the present time.

     David N. Nemelka was the President, Secretary, Treasurer and a
  director of the Company until he resigned August 27, 1996. Mr. Nemelka is no longer an officer or director of the Company, however he is a control person of the Company. While Mr. Nemelka is no longer employed by the Company, it will from time to time rely upon him to provide the Company with business consulting services. Since April 1995, Mr. Nemelka has been an officer and director of H & N Fly Tackle, Co., a public company that produces fishing "flies" for sale on a wholesale basis. Since November 1994, he has been the CEO of Wild Wings, Inc., a public company which operates a hunting and sporting clays club in Springville, Utah. Since July 1994, he has been self-employed pursuing personal business projects, one of which is managing McKinley Capital, a financial consulting company
  located in Springville, Utah.   From June 1993 to July 1994 he was an
  Assistant Brand Manager at Proctor & Gamble in Cincinnati, Ohio. From September 1991 to May 1993, he attended the Wharton Business School at the University of Pennsylvania from which he earned an MBA. From January 1989 to July 1994, he served as President of Tri-Nem, Inc., a public company that merged with Innovus Multimedia, Inc., (a NASDAQ company) in July 1994. From August 1989 until August of 1991, David served as Chief Executive Officer of Northstar Adventures, an Alaskan fishing lodge, which he co-founded. From August 1988 to August 1991 he served as President and co-founder of Certified Share Transfer Company, a stock transfer company. Mr. Nemelka received his B.S. in business finance from Brigham Young University and his MBA in finance from the Wharton Business School.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT
                                 (6)
  Name and Address        Amount & Nature of      % of     After Offering
                          Beneficial Ownership    Class    Minimum/Maximum
--------------------      -------------------     -----    -------------

  Cornelius A. Hofman II    1,000,000 (7)          67%       64.6%/62.6%
  227 South Ninth Avenue
  Pocatello, Idaho 83201

  Stacey A. Hofman          1,000,000  (8)         67%       64.6%/62.6%
  227 South Ninth Avenue
  Pocatello, Idaho 83201

  Edward B. Schow                  -0-            -0-            -0-
  1625 Juniper Drive
  Idaho Falls, Idaho 83404

  David N. Nemelka             500,000            33.3%      32.3%/31.3%
  899 South Artistic Circle
  Springville, Utah 84664

  All officers and directors   1,000,000           66.6%      64.5%/62.5%
  as a group (3 persons)

 ----------------------------------------------------------------------
  TOTAL                       1,500,000 (9)      100.0%      96.8%/93.8%



  ------------------------
(6) The term "beneficial owner" refers to both the power of investment (the right to buy and sell)and the rights of ownership(the right to receive distributions from the Company and proceeds from the sales of shares). Inasmuch as these rights may be held or shared by more than one person, each person who has a beneficial ownership interest in shares is deemed to be the beneficial owners of the same shares because there is shared powere of investment or shared rights of ownership.

(7) Cornelius Hofman and Stacey Hofman are married. Therefore, each of them should be deemed to be the beneficial owner of not only the shares held in their individual names, but also the shares held by each other. Each is record owner of 500,000 shares, however, each is considered to be the beneficial owner of 1,000,000 shares.

(8)  See footnote 7 above.

(9)  See footnote 7 above.

                DESCRIPTION OF THE SECURITIES

   The following summary describes the material provisions of the Company's Articles of Incorporation and Bylaws relating to the securities, copies of which will be furnished to an investor upon written request therefor.

   Pursuant to Article XI of the Company's Articles of Incorporation, no director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (I) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

   The foregoing limitations do not affect the standards to which directors must conform in discharging their duties to stockholders or modify the availability of equitable relief for breach of duty. Further, the foregoing limitations do not affect the availability of relief under causes of action based on Federal law, including the Federal securities laws.

   The Shares being registered pursuant to the registration statement of which this prospectus is a part are shares of Common Stock, all of the same class and entitled to the same rights and privileges as all other shares of Common Stock.

   Description of Common Stock. The Company's authorized capital stock consists of 50,000,000 shares of Common Stock with a $.001 par value. As of the date of this Registration Statement, the Company has outstanding 1,500,000 shares of its Common Stock, all of which is validly issued, fully paid and nonassessable. Holders of the Company's Common Stock are entitled to receive dividends when declared by the Board of Directors out of funds legally available therefore. Any such dividends may be paid in cash, property or shares of the Company's Common Stock. The Company has not paid any dividends since its inception. All dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial conditions of the Company, its capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Company's Common Stock will be paid in the future.

   All shares of the Company's Common Stock have equal voting rights and, when validly issued and outstanding will have one vote per share on all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, and a quorum for shareholder meetings shall result from a majority of the issued and outstanding shares present in person or by proxy. Accordingly, the holders of a majority of the shares of Common Stock present, in person or by proxy at any legally convened shareholders' meeting at which the Board of Directors is to be elected, will be able to elect all directors and the minority shareholders will not be able to elect a representative to the Board of Directors.

   Shares of the Company's Common Stock have no pre-emptive or conversion rights, no redemption or sinking fund provisions, and are not liable for further call or assessment. Each share of the Company's Common Stock is entitled to share pro rata any assets available for distribution to holders of its equity securities upon liquidation of the Company.

   During the pendency of the offering, subscribers will have no rights as stockholders of the Company until the offering has been completed and the Shares have been issued to them.

   Description of Preferred Stock. The Company is also presently authorized to issue 5,000,000 shares of $.001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the Common Stock, to designate the relative rights and preferences of the preferred stock, and issue the Preferred Stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the Common Stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of Common Stock. In certain circumstances, the issuance of Preferred Stock could depress the market price of the Common Stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

   Description of Stock Options. The Board of Directors has adopted the Litigation Economics, Inc., 1996 Stock Option Plan (the "Plan") allowing the Company to offer its key employees, officers, directors, consultants and sales representatives, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards which may be provided under the Stock Option Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. To date the Company has not issued any Options pursuant to the Plan. No option shares are being registered under this registration statement.

   The total number of shares reserved and available for distribution under the Plan shall be 500,000 shares. These shares will underlie the Options issued by the Company pursuant to the Plan. The Option holders will not be protected against dilution if the Company should issue additional shares of Common Stock in the future. Neither the Options, nor the shares underlying the Options have pre-emptive rights.

   In the case of any reclassification, change, consolidation, merger, sale or conveyance of Common Stock of the Company to another corporation, the Company will make adequate provision whereby the registered holders of any outstanding Option offered in this Offering will have right thereafter to receive an exercise of the Options immediately prior to the reclassification, change, consolidation, merger, sale or conveyance of common stock by the Company.

   Management intends to keep this Prospectus and Registration
  Statement current, with respect to all material changes in the business and financial conditions of the Company, during the exercise period of the Stock Options. Notwithstanding the stated exercise period, the exercise of the Options will not be allowed unless a current Prospectus is in effect.

   Other provisions of the Options are set forth below. This information is subject to the provisions of the Plan and the Stock Option Certificates representing the Options. The following information is a summary of the Litigation Economics, Inc., 1996 Stock Option Plan and is qualified by reference to the plan. (See the "Litigation Economics, Inc., 1996 Stock Option Plan" attached hereto as Exhibit 29).

   1. The Common Stock underlying the Options offered pursuant to the Plan are subject to the same rights and restrictions as the Company's other shares of authorized Common Stock. (See "Description of Common Stock").

   2. Once an Option is granted, it may not be called by the Company.

   3. The Common Stock underlying the Options offered pursuant to this Registration Statement are offered in registered form. The Options may not be sold prior to six months from the date of the grant of the related award without prior approval of the Company.

   4. Unless exercised within the time provided for exercise, the Options will automatically expire.

   5. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of Fair Market Value of the Stock, provided however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less that 110% of the Fair Market Value of the Stock.

   6. There is no minimum number of shares of equity securities which must be purchased upon exercise of the Option.

   7. The Option holders, in certain instances, are protected against dilution of their interest represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits, reclassifications and mergers.

   8. The holders of the Options shall have the right to vote on any matter submitted to the holders of the Company's equity securities and they are entitled to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute.

   Transfer Agent.  Interwest Transfer Company, Inc., 1981 East
  Murray-Holladay Road, Salt Lake City, Utah 84117,
  Telephone (801) 272-9294, has agreed to serve as transfer agent and registrar for the
  Company's outstanding securities upon completion of this offering.

          CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The statements under the heading "Certain Federal Income Tax Considerations," to the extent such statements refer to matters of tax law, are solely the opinions of management. Management has not sought or obtained any formal legal opinion as to such matters, and no conclusion of counsel is binding on the Internal Revenue Service or the
  courts in any event.   There can be no assurance that the Internal
  Revenue Service or the courts will not reach different conclusions regarding the transactions contemplated hereby. This discussion does not address certain Federal income tax consequences that are the result of special rules, such as those that apply to life insurance companies, tax exempt entities, foreign corporations, and non-resident alien individuals. In addition, the discussion does not address alternative minimum tax considerations and is limited to investors who will hold Common Stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion also assumes that the Common Stock will be traded on an established securities market. This discussion is based on relevant provisions of the Code, the Treasury Regulations promulgated thereunder (the "Regulation"), revenue rulings published in the Internal Revenue Bulletin and judicial decisions in effect at the date of this Prospectus. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein.

   The tax treatment to a holder of Common Stock may vary depending on such holder's particular situation. Potential investors should consult their own tax advisors as to the tax treatment that may be anticipated to result from the ownership or disposition of common stock in their particular circumstances, including the application of foreign, state or local tax laws or estate and gift tax considerations.

   State and Local Income Taxes. A holder of Common Stock may be liable for state and local income taxes with respect to dividends paid or gain from the sale, exchange or redemption of Common Stock. Many states and localities do not allow corporations a deduction analogous to the Federal dividends received deduction. Prospective investors are advised to consult their own tax advisors as to the state, local and other tax consequences of acquiring, holding and disposing of Common Stock.


            INTEREST OF NAMED EXPERTS AND COUNSEL

   None of the experts named herein was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company. Further, none of the experts was hired on a contingent basis and none of the experts named herein will receive a direct or indirect interest in the Company.

  Legal Matters
   Certain legal matters will be passed upon for the Company by Poulton & Yordan, of Salt Lake City, Utah.


  Accounting Matters

   The financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Jones, Jensen & Co., Certified Independent Public accountants, located in Salt Lake City, Utah, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                FOR SECURITIES ACT LIABILITIES

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange
  Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



             ORGANIZATION WITHIN LAST FIVE YEARS

   The Company is a start-up company and has no operating history.
  As soon as the money from this Offering is made available, the Company expects to make all arrangements necessary so that it can commence operations in early 1997.



                   DESCRIPTION OF BUSINESS

  Company History

   The Company was incorporated under the laws of the state of Nevada on April 22, 1995 as Landmark Leasing, Corp., ("Landmark") for the purpose of becoming a leasing company of residential property, commercial property and/or vehicles. Landmark's only transaction was to acquire a pick-up truck for $2,000 which the Company was unsuccessful in leasing. The Company later sold the truck to David N. Nemelka for $2,000. Since Landmark was unsuccessful in acquiring assets which it could lease, Landmark deemed it to be in its best interest to focus its efforts in another direction. After investigating various business opportunities, Landmark determined there to be a need for companies which could provide economic damage consulting to attorneys involved in litigation. Steps taken by the Company to determine the need for economic damage consulting included an in depth market analysis, using accepted analytical approaches and methods, of attorneys who currently perform personal injury litigation. Also, through previous employment, Mr. Hofman identified the recurring need and desire of attorneys to have access to a service such as that the Company anticipates providing.
  Upon identifying the need, the Company performed additional market analyses to determined potential attorney interest and profitability.

  The market for such a service already exists and attorneys frequently employ litigation economists. While the PreValTM approach is new and unique, for a lower cost and with a quicker response, the PreValTM system will provide information and services similar to those already being purchased by attorneys. However, in view of the fact PreValTM services have not been available in the past, there is no assurance attorneys currently using traditional methods will consider using PreValTM services.

   Pursuant to its desire to enter into the economic damage consulting industry, Landmark changed its name to Litigation Economics, Inc., (the "Company") on August 22, 1996. The Company also entered into an Agreement and Plan of Share Exchange dated August 22, 1996, whereby it acquired G.E.C., Inc. ("GEC"), a privately held Idaho corporation, formed for the purpose of providing economic damage consulting to litigating attorneys. GEC was incorporated on July 31, 1996. The Company acquired all of the one million shares of GEC common stock in a one share per one share exchange with the shareholders of GEC. Pursuant to the Agreement and Plan of Share Exchange, the Company issued one million shares of Litigation Economics common stock to the shareholders of GEC in exchange for one million shares of GEC common stock, which constituted all of the issued and outstanding equity securities of GEC. Pursuant to the Plan of Share Exchange, GEC will continue to operate as a wholly owned subsidiary of the Company, and all of the Company's damage consulting services will be provided through GEC.

  Business of the Company

   The Company, through its wholly owned subsidiary, GEC, intends to engage in the business of providing economic, financial and statistical analysis and other types of services that are necessary for attorneys involved in disputes regarding economic damages. The Company will perform any activities customary in connection therewith. Attorneys litigating cases that involve disputes regarding economic damages will be the target market for the Company's services. In the United States, there are more than 125,000 attorneys that specialize in litigation and over 50,000 specialize in wrongful job termination, wrongful death and/or personal injury related litigation. To successfully litigate such cases, attorneys often retain the expertise of economists, statisticians and other financial experts. Attorneys are compelled to expend substantial time and effort in examining and proving economic damages.

   The Company will provide its economic consulting services based on a computer aided damage analysis system designed by Cornelius A. Hofman
  II, called PreVal .   Mr. Hofman is the President and a director of GEC,
  as well as the President and a director of the Company, he paid $1,000 and assigned the rights to PreValTM to GEC in return for one million shares of common stock of GEC(10). The Company, through its wholly owned subsidiary GEC holds the exclusive right to use PreValTM which it intends to market to attorneys involved in litigation, particularly to attorneys engaged in the pre-trial, settlement phase of litigation.

---------------------------------
(10) 500,000 shares of GEC Common Stock were issued to Cornelius A. Hoffman II, and 500,000 shares of GEC Common Stock were issued to Stacey A. Hofman, Mr. Hofman's wife in exchange for $1,000 and the rights to PreValTM.

   Attorneys hire economists to assess economic damages and to provide a report spelling out their opinion regarding such damages, and to testify at trial. Attorneys usually delay the hiring of economists until after it is clear a settlement cannot be reached and the case will go to trial because (1) the economist's report typically costs $2,000 to $4,000; (2) many attorneys think they can satisfactorily settle the case without substantiating economic losses; and (3) the current litigation practice is to rely on the services of economists as experts only at trial.

   PreValTM was developed as a cost effective alternative to the current paradigm of economic damage analysis. Generally, if an attorney needs to establish the loss suffered by a client, the attorney will either employ the services of an economist or if the attorney believes such expense is unjustified, she will attempt to estimate the value of the economic loss by herself. If an economist is hired, the economist will perform extensive research and evaluation based upon review of documents and forecasting of economic variables. The economist will prepare an independent economist's report outlining his findings and the factors used to determine the damages suffered by the injured party.
  The attorney will use the report as a basis for settling damages or if the case can not be settled, the economist's report can be used at trial to try to establish the present value of the damages suffered by the injured party. Generally, if a case goes to trial, an economist will also be called upon to testify with regard to economic issues. The cost for the services of a competent economists vary from $4,000 to $6,000 depending upon the nature and complexity of the case.

   However, many personal injury, wrongful death and wrongful termination cases are handled on a contingent fee basis and since ninety-five percent of all cases are settled before trial (11), the cost of hiring an economist, in most cases may seem unjustified. Rather than incur that cost, the attorney will attempt to estimate of the present value of the economic loss suffered by the injured party and try to settle the case based on that estimate along with the attorney's own input on costs associated with experience with juries, inherent emotional factors and other criteria. Generally, an economist is brought in to perform the appropriate analysis only after it is apparent that the case can not be settled and litigation on the issue of damages is imminent.

   The Company believes that it is in the best interest of both the attorney and the injured party to have an economic damage analysis performed long before the case goes to trial. However, the Company recognizes that the cost of an economist's report may be unnecessary during the pre-trial settlement phase of litigation. The Company believes that its PreValTM service provides a cost effective method for determining the present value of the loss suffered by the injured party. The service provides attorneys with an accurate determination of economic loss during the pre-trial settlement phase of litigation, and provides attorneys the advantage of determining the losses suffered by the injured party prior to trial so the attorney and the client have a better understanding of the losses at issue. PreValTM is also beneficial to attorneys because it allows the attorney to focus on economic damage issues early in the case, thus allowing the attorney to better prepare for conflicts regarding the economic disputes at issue should the case go to trial. Through the use of PreValTM the Company can provide an accurate estimate of the economic loss suffered by the

----------------------------------
(11) The Company developed this estimate based on the 1995 Statistical Abstract of the United States, Table 340 which provides a summary of civil cases commenced in selected years from 1980 to 1994, the percent of civil cases reaching trial in 1994 was 3.4 percent. The average of the percent of civil cases reaching trial from 1988 to 1994 (i.e. all of the consecutive years cited in the table) is 4 percent. Therefore, less than 4 percent of cases make it to trial and the assumption is that approximately 95% of all civil cases are settled. The ultimate source for these tables is the Administrative Office of the U.S. Courts, Annual Report of the Director.

  injured party at a fraction of the cost charged for a traditional economic analysis. As stated, the cost for an independent economist's report generally ranges from $2,000 to $4,000. The cost of preparing an independent economists report utilizing the PreValTM analysis typically ranges from $400 to $600. The PreValTM service incorporates the use of computer modeling combined with specifically requested information provided to the Company from the injured party's attorney to determine the present value of the economic loss suffered by the injured party. The Company is able to provide an accurate estimate of the economic loss at a greatly reduced cost because the Company relies on the attorney to provide the information it uses in determining the loss, thus eliminating the costs of the extensive research associated with an economist's report. The Company, after receiving the information from the attorney, will use its PreValTM program to prepare an independent economist's report which the attorney can use as a basis for negotiating a settlement.

        In the event the case is not settled and the attorney so desires, the Company will then perform the extensive research and verification process necessary to prepare for trial for an additional fee.

   In addition to providing an independent economist's report, the Company will provide economists to testify as expert witnesses. Initially, Cornelius Hofman II will handle all of the Company's expert witness needs for which the Company will charge a fee. However, if the Company can establish itself in the industry and develop a clientele for its services, it will be difficult, if not impossible, for Mr. Hofman to fulfill all of the client's expert witness needs. Rather than hire more economists, the Company intends to associate with a network of independent litigation consultants to provide expert testimony for the Company's clients when Mr. Hofman is unavailable. Independent litigation consultants provide services similar to those provided by the Company. The Company does not intend to subcontract any PreValTM work to any network affiliated consultants. Once a client is referred to an economist affiliated with a network, the Company's involvement with that client's legal matter will generally be terminated and the Company will charge no fee for the referral. The Company will likely receive no fee or remuneration for referring clients to the network affiliated economists.

  Competition

   Within the industry, the Company will face competition from numerous competitors. The most common type of company providing economic related services are sole practitioners who concentrate on servicing small to mid-size law firms handling wrongful job termination, wrongful death and/or personal injury related cases. These consulting companies are frequently operated by college professors looking to supplement their teaching income. Service and quality are not a major focus, rather answering the phone when they are in the office and fitting their consulting practice around their academic schedule is the standard approach. There are also larger companies in the industry. These larger companies usually have a dedicated litigation consulting group and tend to focus on larger types of business litigation that typically have voluminous documents. These larger cases often require litigation support services related to the handling of documents and usually require a larger staff of consultants. There is cross-specialization among both types of consulting firms, and the larger consulting firms are beginning to offer a larger variety of services to attorneys in an effort to satisfy more of the attorney's litigation support needs.

   The market for the Company's services is very competitive and competition is based on many factors including price and quality of service. The Company believes that it can compete in the industry because it believes it offers high quality services at a fraction of the cost of other providers of similar services. The Company will have to compete with manufacturers of economic loss analysis software. This software allows an attorney to make a rough estimate of the damages suffered by the injured party, but this estimate may not be as accurate as the estimate rendered by PreValTM, and the software does not supply the attorney with a signed independent economist's report. The Company is confident that it can provide better customer service and a better quality product than the sole practitioners because the Company will dedicate its efforts solely on the business of economic analyses whereas many competitors focus only a portion of their efforts on economic analyses. The Company also believes it can compete against the larger companies because the PreValTM system allows the Company to provide its economic analysis at a fraction of the cost charged by the larger companies handling large cases. However, in the event a case is not settled and goes to trial, the Company likely will incur greater expenses, and the overall price the Company would have to charge for providing trial related services may not be less expensive than the price a person could receive from any of the Company's competitors. For the reasons described above, the Company believes its services will appeal to litigation attorneys specializing in wrongful job termination and personal injury related litigation who need a variety of economic related litigation consulting services.

  Advertising and Marketing Strategy

   The Company intends to market its services through a variety of targeted marketing programs. The Company anticipates utilizing the various lawyer association meetings, forums, and conventions by dispensing information and educating potential clients about the Company's services and business practices. Direct mail and direct solicitation will also be utilized to contact potential clients. The Company intends to issue a bimonthly or quarterly newsletter to targeted attorneys, advertising the Company's services and providing other beneficial information to potential clients. Additionally, the Company may utilize regional and/or national legal publications to advertise.

  Employees

   The Company has no full-time employees at present and it has no formal employment agreements or other contractual arrangements with its officers or anyone else regarding the commitment of time or the pay of salaries or other compensation. However, the officers intend to devote such time as may be necessary for the development of the Company's business. Upon the completion of the Offering, it is anticipated that Mr. Schow will terminate his other employment to become a full-time employee of the Company prior to commencement of operations in early 1997. It is anticipated that the other officers will maintain outside employment and devote only a portion of their time to the affairs of the Company. They will not be employed full time and will not receive a regular salary or wage unless and until the Company's business operations have been developed to a point where salaries can be paid. Each officer and director will be entitled to reimbursement of any reasonable out of pocket expenses actually incurred on behalf of the Company. It is anticipated that Cornelius Hofman II will eventually work full time for the Company. It is not anticipated that Stacey Hofman will devote more than part-time to the Company for the foreseeable future. Furthermore, it is not anticipated that Cornelius Hofman will ever be a full-time employee of the Company. The Company intends to hire other full-time employees as needed, but will not do so unless and until the Company's business operations so justify. The Company also intends to hire other part-time employees as needed, subject to its ability to pay such persons. The exact amount of any compensation to be paid has not been determined but management intends, to the extent possible, to only pay compensation out of revenues and to keep payments to a minimum until operations have fully commenced.



                      PLAN OF OPERATIONS

   The Company's purpose is to engage in the business of marketing and providing economic related litigation consulting services to litigation attorneys throughout the country. The Company initially intends to target the 25,000 plus litigation attorneys specializing in personal injury, employment law, medical malpractice, and other related areas in the market areas surrounding the following locations: Idaho, Chicago, Salt Lake City, Los Angeles, Dallas and Phoenix. The Company will provide its prospective clients a place to retain the variety of economic consulting services they may need to successfully litigate any given case. Specifically, the Company intends to provide economic, financial, statistical, and other types of analyses necessary in litigation that involves a dispute regarding economic damages. Furthermore, the Company will market PreValTM, a new economic consulting service provided to attorneys in the settlement-phase of litigation.

   The Company's plan of operation for the next twelve months is to raise funds through the Offering, secure office space, purchase operating assets (i.e., computer equipment, office supplies, marketing databases, etc.), market its services, and commence active business operations. In addition to providing capital to help defray various start up expenditures, management believes that a principal use of the offering proceeds will be to provide initial working capital necessary upon commencement of operations until sufficient revenues are generated to cover such operating expenditures. In order to commence active business operations by early 1997 management is engaging in a number of planning stage and preliminary activities. These activities include the following:

   (i) Locating office space and negotiating agreements to lease office space in Idaho, Chicago, Salt Lake City, Los Angeles,
     Dallas and Phoenix;

   (ii) Prepare brochures and other marketing literature for use in the Company's marketing efforts;

   (iii)     Enter into litigation consulting service contracts.

   To date, the Company has not entered into any lease agreement, printed any marketing literature or accepted any litigation consulting services contracts.

   The Company does not intend to staff offices in each of the markets it intends to exploit. The Company will instead maintain only one staffed office which will be the principal executive office located in Pocatello, Idaho. The Company intends to negotiate rental agreements with office share complexes in each of the above mentioned markets. Generally, an office share complex provides a small office, a mailing location and a manager who, if instructed, will forward the mail to wherever the renter indicates. This arrangement also provides the Company with a local phone number for customers to call. The phones will automatically forward all calls to the Company's principal executive office in Pocatello, Idaho. The Company will inform its customers that it is located in Idaho, to avoid potential conflicts. In the event the customer needs to meet directly with someone from the Company, Cornelius Hofman II will fly to that location, at the Company's expense (this cost will not be billed to the customer) to meet with the customer. Mr. Hofman has done this in Chicago in connection with his consulting efforts for General Economic Consulting, Inc., and has enjoyed a great deal of success operating in this manner. The Company believes that this approach is the most cost effective way it can reach a broad market for its services.

        Start-up costs include purchase of capital equipment such as computers, office equipment, office leasing, supplies and travel. If the minimum offering is raised, the Company will recognize a net amount of $30,000. The Company believes this amount will enable it to initiate operations and conduct business in three locations for a period of twelve months. If only the minimum is raised, the Company will reduce expenses by limiting its advertising and marketing costs. Following in depth research, the Company believes it can obtain the necessary computing equipment and office equipment for approximately $7,500 and lease office space in three locations for one year at a cost of approximately $10,000. Working capital of $5,000 should be sufficient to cover operating costs of the three offices for a period of one year. The Company plans on expending $7,500 for marketing and advertising the
  Company's services.   Should the Company raise the maximum offering, it
  will recognize a net amount of $80,000. This would enable the Company to operate from six locations for a period of one year at an estimated cost of $20,000 for rents and allow the Company to expend an additional $20,000 for capital equipment and supplies. The Company would also increase its marketing and advertising efforts and has estimated $25,000. Finally, operating expenses and working capital for six locations would increase to $15,000.

   Inasmuch as there is no assurance that the Offering will be successful or that the Company will receive any net proceeds therefrom, to date, the Company has not entered into any contracts or commitments for leasing of offices, purchasing of equipment, and buying customer databases. Therefore, there is no assurance the Company will be able, with the proceeds of this offering, to lease sufficient office space, acquire sufficient equipment, purchase sufficient potential client databases to commence operations. There is also no assurance that the Company will be able to sell enough PreValTM orders or generate enough business to operate profitably.



                   DESCRIPTION OF PROPERTY

   The Company owns no real property. Further, the Company does not currently lease any office space or facilities. The Company will use the home office of Mr. Cornelius A. Hofman II, its Chief Executive Officer & President, in Pocatello, Idaho as its principal executive offices until the Company's business requires more extensive administrative facilities. At such time the Company generates profits sufficient to cover all its expenses, rent will be paid for the use of Mr. Hofman's home office. At such time the Company determines profits justify payment to Mr. Hofman, the rent paid will be based on fair market rates for comparable space.

   The Company intends to locate appropriate office space and negotiate agreements to lease office space in Idaho, Chicago, Salt Lake City, Los Angeles, Dallas and Phoenix. Management has not entered into any leasing arrangements for office space, and there is no assurance that the Company will be able, with the proceeds of this Offering, to lease sufficient office space in these locations. However, based on management's early stage activities and the negotiations and discussions with the management of certain office buildings, management believes that the Company will be able to lease the necessary office space in or near the locations mentioned above.



   MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

   At present, the Company's shares are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resales. Furthermore, the shares are not marginable and it is unlikely that a lending institution would accept the Company's common stock as collateral for a loan.

   The Company, pursuant to this Registration Statement, proposes to publicly offer a minimum of 50,000 shares and a maximum of 100,000 shares of the Company's Common Stock. To date, no shares of Common Stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. No shares of the Company's Common Stock have been sold pursuant to Rule 144 of the Securities Act. The Registrant has agreed to register no shares of Common Stock held by existing security holders for resale.



                    EXECUTIVE COMPENSATION

   To date, no compensation has been paid to any person associated with the Company and the Company presently has no formal employment agreements or other contractual arrangements with the officers, directors or anyone else regarding the commitment of time or the pay of salaries or other compensation.



                     FINANCIAL STATEMENTS

   The audited financial statements of the Company appearing in the Registration Statement have been examined by Jones, Jensen & Co. Certified Public Accountants, as indicated in its report contained herein. The financial statements are included in the Registration Statement in reliance upon the report of that firm as an expert in auditing and accounting.

          LITIGATION ECONOMICS, INC. AND SUBSIDIARY
              (formerly Landmark Leasing, Corp.)
                (Development Stage Companies)

              CONSOLIDATED FINANCIAL STATEMENTS

                       August 31, 1996

                       C O N T E N T S


  Independent Auditors' Report  . . . . . . . . . . . . . .  3

  Consolidated Balance Sheet  . . . . . . . . . . . . . . .  4

  Consolidated Statement of Operations  . . . . . . . . . .  5

  Consolidated Statement of Stockholders' Equity  . . . . .  6

  Consolidated Statement of Cash Flows  . . . . . . . . . .  7

  Notes to the Consolidated Financial Statements  . . . . .  8

                   JONES, JENSEN & COMPANY
               50 South Main Street, Suite 1450
                  Salt Lake City, Utah 84144
                       (801) 328-4408




                 INDEPENDENT AUDITORS' REPORT

  The Board of Directors
  Litigation Economics, Inc. and Subsidiary
  (formerly Landmark Leasing, Corp.)
  (Development Stage Companies)
  Pocatello, Idaho

  We have audited the accompanying consolidated balance sheet of Litigation Economics, Inc. (formerly Landmark Leasing, Corp.) and Subsidiary (Development Stage Companies) as of August 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows from inception of the development stage on July 31, 1996 through August 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Litigation Economics, Inc. (formerly Landmark Leasing, Corp.) and Subsidiary (Development Stage Companies) as of August 31, 1996 and the results of their operations and their cash flows from inception of the development stage on July 31, 1996 through August 31, 1996 in conformity with generally accepted accounting principles.

  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company with no significant operating results to date, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the
  Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

      /s/ Jones, Jensen & Company

  Jones, Jensen & Company
  September 12, 1996
  Salt Lake City, Utah

               LITIGATION ECONOMICS, INC. AND SUBSIDIARY
              (formerly Landmark Leasing, Corp.)
                (Development Stage Companies)
                 Consolidated Balance Sheets


                         ASSETS
                                                            August 31,
                                                              1996
  CURRENT ASSETS

    Cash                                                   $    5,492
                                                                -----
           Total Current Assets                                 5,492
                                                                -----
           TOTAL ASSETS                                    $    5,492
                                                                -----

             LIABILITIES AND STOCKHOLDERS' EQUITY

  CURRENT LIABILITIES

    Accounts Payable                                        $    2,188
                                                                 -----
           Total Liabilities                                     2,188
                                                                 -----
  STOCKHOLDERS' EQUITY

  Preferred stock authorized 5,000,000 shares
    at $0.001 par value; no shares were
    issued or outstanding                                            -
  Common stock authorized 50,000,000 shares
    shares at $0.001 par value; 1,500,000
    shares issued and outstanding                                1,500
  Additional paid-in capital                                     4,141
  Deficit accumulated during the development stage              (2,337)
                                                                 -----
           Total Stockholders' Equity                            3,304
                                                                 -----
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $     5,492
                                                                 -----
               The accompanying notes are an integral
           part of these consolidated financial statements

                 LITIGATION ECONOMICS, INC. AND SUBSIDIARY
                (formerly Landmark Leasing, Corp.)
                   (Development Stage Companies)
               Consolidated Statement of Operations

                                                         From Inception
                                                           on July 31,
                                                          1996 Through
                                                            August 31,
                                                              1996
                                                         -------------
  REVENUE                                                  $       -

  GENERAL AND ADMINISTRATIVE EXPENSES                          2,343
                                                              ------
  INCOME (LOSS) FROM OPERATIONS                               (2,343)
                                                              ------
  OTHER INCOME

    Interest income                                                6
                                                              ------
        Total Other Income                                         6
                                                              ------
  NET INCOME (LOSS)                                        $  (2,337)
                                                              -------

  NET LOSS PER SHARE                                       $     Nil
                                                              ------

  WEIGHTED AVERAGE NUMBER
   OF SHARES OUTSTANDING                                     483,871
                                                             -------
               The accompanying notes are an integral
           part of these consolidated financial statements

                 LITIGATION ECONOMICS, INC. AND SUBSIDIARY
                (formerly Landmark Leasing, Corp.)
                   (Development Stage Companies)
          Consolidated Statement of Stockholders' Equity

                                                                     Deficit
                                                                  Accumulated
                                                       Additional During the
                                    Common Stock         Paid-in  Development
                                   Shares      Amount    Capital     Stage
                                   --------    ------   --------    --------
  Balance, July 31, 1996               -      $    -   $     -      $     -

  Common stock issued for
   cash at $0.001 per share       1,000,000     1,000        -            -

  Recapitalization of G.E.C., Inc.  500,000       500     4,141           -

  Net loss for the period ended
   August 31, 1996                      -          -         -       (2,337)
                                   -------     ------    ------      -------
  Balance, August 31, 1996        1,500,000   $ 1,500  $  4,141     $(2,337)
                                   --------    ------    ------      -------

               The accompanying notes are an integral
           part of these consolidated financial statements

               LITIGATION ECONOMICS, INC. AND SUBSIDIARY
                (formerly Landmark Leasing, Corp.)
                   (Development Stage Companies)
               Consolidated Statement of Cash Flows

                                                        From Inception
                                                          on July 31,
                                                         1996 Through
                                                           August 31,
                                                               1996
                                                         -------------
  CASH FLOWS FROM OPERATING ACTIVITIES:

  Net income (loss)                                        $  (2,337)
  Adjustments to reconcile net income
   to net cash used by operating activities:
  Changes in operating assets and liabilities:
  Increase (decrease) in accounts payable                      2,188
                                                              -------
         Net Cash (Used) by Operating Activities                (149)
                                                              -------
  CASH FLOWS FROM INVESTING ACTIVITIES:                           -
                                                              -------
         Net Cash Provided by Investing Activities                -
                                                              -------
  CASH FLOWS FROM FINANCING ACTIVITIES:

    Common stock issued                                        1,000
    Cash acquired in recapitalization of subsidiary            4,641
                                                              ------
         Net Cash Provided by Financing Activities             5,641
                                                              ------
  NET INCREASE (DECREASE) IN CASH                              5,492

  CASH AT BEGINNING OF PERIOD                                     -
                                                              ------
  CASH AT END OF PERIOD                                   $    5,492
                                                              ------
  Cash Paid for:

  Interest                                                $        -
    Income taxes                                          $        -



               The accompanying notes are an integral
           part of these consolidated financial statements

           LITIGATION ECONOMICS, INC. AND SUBSIDIARY
               (formerly Landmark Leasing, Corp.)
                 (Development Stage Companies)
         Notes to the Consolidated Financial Statements
                        August 31, 1996


  NOTE 1 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Organization and Operating History

       The Company was incorporated in the State of Nevada on April 27, 1995, under the name of Landmark Leasing, Corp.

       The Company planned on operating as a leasing company of residential property, commercial property, vehicles, and related activities. The Company has not entered into any of these activities and accordingly remains a development stage company. The Company changed its name to Litigation Economics, Inc. on August 22, 1996.

       On August 22, 1996, the Company acquired all of the outstanding stock of G.E.C., Inc., (the Subsidiary) for 1,000,000 shares of the Company's common stock. The acquisition of the Subsidiary was recorded as a recapitalization of the Subsidiary, whereby the acquired company is treated as the surviving entity for accounting purposes. The Subsidiary was formed on July 31, 1996 in the State of Idaho. The Subsidiary is engaged in the field of economic advising and consulting, and is considered a development stage company per Statement of Financial Accounting Standards #7.

       Summary of Significant Accounting Policies

       a.  Accounting Method

       The Company's financial statements are prepared using the accrual method of accounting.

       b.  Net Earnings (Loss) Per Share

       The computation of earnings (loss) per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

       c.  Provision for Taxes

       At August 31, 1996, the Company has net operating loss carryforwards of approximately $2,000 that may be offset against future taxable income through 2011. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforward are offset by a valuation allowance of the same amount.

               LITIGATION ECONOMICS, INC. AND SUBSIDIARY
               (formerly Landmark Leasing, Corp.)
                 (Development Stage Companies)
         Notes to the Consolidated Financial Statements
                        August 31, 1996


  NOTE 1 -       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       d.  Cash and Cash Equivalents

       For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

       e.  Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       f.  Principles of Consolidation

       The consolidated financial statements include accounts of Litigation
         Economics, Inc. and its wholly-owned subsidiary, G.E.C., Inc. Intercompany transactions have been eliminated.

       g.  Revenue Recognition

       Revenue will be recognized upon the completion of consulting and advising services.

  NOTE 2 -       GOING CONCERN

       The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash and has not had significant operations since the inception of its development stage. Without realization of additional adequate financing it would be unlikely for the Company to pursue and realize its objectives. The Company plans to begin recognizing revenue in the twelve month period to follow August 31, 1996 as consulting and advising services are performed. In the interim, officers of the Company have committed to meeting its operating expenses.

  NOTE 3 -       RELATED PARTY TRANSACTIONS

       The Company sold a vehicle to a related party on July 15, 1996 for a gain of $720.

               LITIGATION ECONOMICS, INC. AND SUBSIDIARY
               (formerly Landmark Leasing, Corp.)
                 (Development Stage Companies)
         Notes to the Consolidated Financial Statements
                        August 31, 1996

  NOTE 4 -       SUBSEQUENT EVENT

       In October of 1996, the Board of Directors adopted the Litigation
         Economics, Inc., 1996 Stock Option Plan (the "Plan"), allowing the Company to offer its key employees, officers, directors, consultants, and sales representatives an opportunity to acquire a proprietary interest in the Company. The total number of shares reserved and available for distribution under the Plan shall be 500,000 shares. These shares will underlie the Options issued by the Company pursuant to the Plan. The Option holders will not be protected against dilution if the Company should issue additional shares of common stock in the future. Neither the Options, nor the shares underlying the Options have pre-emptive rights. As of August 31, 1996 no activity has transpired with regard to the Plan.

No dealer, salesman or other person is
authorized to give any information or to
make any representations other than those
contained in this Prospectus in connection
with the offer made hereby.  If given or            LITIGATION ECONOMICS, INC.
made, such information or representations
must not be relied upon as having been
authorized by the Company.  This
Prospectus does not constitute an offer to
sell or a solicitation of an offer to buy any   50,000 Minimum / 100,000 Maximum
of the securities covered hereby in any
jurisdiction or to any person to whom it is        Shares of Common Stock

unlawful to make such offer or solicitation
in such jurisdiction.  Neither the delivery of
this Prospectus nor any sale made                  -------------------------
hereunder shall, in any circumstances,
create any implication that there has been no change in the affairs of the Company since the date hereof.

------------------------------------------

TABLE OF CONTENTS               Page
-----------------------         ----
AVAILABLE INFORMATION            2                         PROSPECTUS
PROSPECTUS SUMMARY               4
RISK FACTORS                     6
SHARES ELIGIBLE FOR FUTURE
     SALE                       12                  Pre-Effective Amendment I
USE OF PROCEEDS                 12
DETERMINATION OF
     OFFERING PRICE             13                 ----------------------------
DILUTION                        13
COMPARATIVE DATA                14
PLAN OF DISTRIBUTION            14
MANAGEMENT                      15
PRINCIPAL SHAREHOLDERS          17
DESCRIPTION OF SECURITIES       17                       February 18, 1997
CERTAIN FEDERAL INCOME
     TAX CONSIDERATIONS         20
LEGAL MATTERS                   21
EXPERTS                         21
DESCRIPTION OF BUSINESS         22
MANAGEMENT'S PLAN OF
     OPERATION                  27                 -----------------------------
FINANCIAL STATEMENTS            29

      PART II - INFORMATION NOT REQUIRED IN  PROSPECTUS


ITEM 24.  Indemnification of Directors and Officers

     The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

     (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

          1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, or itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in
                                   -i-
 view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding refereed to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

          4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

               (a)  By the stockholders;

               (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

               (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

               (d) If a quorum consisting of directors two were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

               (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

               (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

          7. The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.


ITEM 25.  Other Expenses of Issuance and Distribution*

     The following table sets forth the estimated costs and expenses to be paid by the Company in connection with the Offering described in the Registration Statement.

                                             Amount

     SEC registration fee                            $100
     Blue sky fees and expenses                    $1,000
     Printing and shipping expenses                $2,500
     Legal fees and expenses                      $12,000
     Accounting fees and expenses                  $3,400
     Transfer and Miscellaneous expenses           $1,000

          Total                                   $20,000

     *  All expenses except SEC registration fee are estimated.


ITEM 26.  Recent Sales of Unregistered Securities

     On August 27, 1996, 500,000 shares of unregistered Company common stock were issued to Mr. Cornelius Hofman II in exchange for 500,000 shares of G.E.C., Inc., ("GEC") common stock, in a one share per one share exchange pursuant to the Plan of Share Exchange.

     On August 27, 1996, 500,000 shares of unregistered Company common stock were issued to Mrs. Stacey Hofman, in exchange for 500,000 shares of GEC common stock in a one share per one share exchange pursuant to an Agreement and Plan of Share Exchange.


     On May 24, 1995, Mr. David Nemelka purchased 400,000 shares for $4,000 in conjunction with foundation of the Company. On May 31, 1995, Mr. Joe Udall purchased 100,000 shares for $1,000 in conjunction with foundation of the Company. On November 30, 1996, Mr. Nemelka purchased the 100,000 shares from Mr. Udall for $2,600. As of this date, Mr. Nemelka owns 500,000 shares of restricted common stock of the Company for which he paid a total of $6,600.



ITEM 27.  Exhibits Index

SEC
Reference     Exhibit No.     Document

3              3    Articles of Incorporation
3              3    By-Laws
4              4    Instruments defining the rights
                    of security holders, including indentures
5              5    Opinion on Legality
21             21   Subsidiaries of the small business issuer
23             23   Consents of Experts and Counsel
27             27   Financial Data Schedule
29             29   Litigation Economics, Inc.,
                    1996 Stock Option Plan.


29             29   Fund Impound Agreement




ITEM 28.  Undertakings

     Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes to:


(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and nay deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on January ______, 1997..


                                   LITIGATION ECONOMICS, INC.


                                   By:/s/   Cornelius A. Hofman, II

                                        Cornelius A. Hofman, II
                                        Chairman (Chief Executive Officer)
                                        Director and President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                         Title                         Date



/s/ Cornelius A. Hofman, II      Chairman            January _____, 1997
Cornelius A. Hofman, II          (Chief Executive Officer)
                                 Director and President



/s/ Edward B. Schow                Director            January _____, 1997
Edward B. Schow                    Vice President



/s/ Stacey a. Hofman               Director            January _____, 1997
Stacey A. Hofman                   Vice President / Treasurer
                                   Principal Financial / Accounting
Officer


/s/ Cornelius A. Hofman           Director            January _____, 1997
Cornelius A. Hofman

            SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C. 20549

       _____________________________________________

                         FORM SB-2

                  REGISTRATION STATEMENT


                           UNDER

                THE SECURITIES ACT OF 1933

       _____________________________________________

                LITIGATION ECONOMICS, INC.
           (Exact name of Issuer in its Charter)

                  227 South Ninth Avenue
                  Pocatello, Idaho  83201
          (Address of Principal Executive Office)


       _____________________________________________


                      EXHIBITS

                    EXHIBIT INDEX


EXHIBIT #


(3)  (i)  Articles of Incorporation
      (ii)     By-laws

(4)  Instruments defining the rights of security holders, incl.
indentures
       Incorporated by reference to By-laws, Exhibit 3(ii)

(5)  Opinion on Legality

(21) Subsidiaries of the small business issuer

(23) Consents of Experts and Counsel

(27) Financial Data Schedule



(29) Additional exhibits
       (i)     Stock Option Plan
      (ii) Fund Impound Agreement